As filed with the Securities and Exchange Commission on November 9, 2007
 Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________

THOMAS PHARMACEUTICALS, LTD.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	20-3954826 (I.R.S. Employer Identification Number)

750 Highway 34
Matawan, NJ 07747
(732) 441-7700
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and principal place of business)
_______________
John E. Lucas
President and Chief Executive Officer
750 Highway 34
Matawan, NJ 07747
(732) 441-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________

Copies to:
Lawrence A. Muenz, Esq. Meritz & Muenz, LLP 2021 O Street, NW Washington, DC 20036 Telephone: (202) 728-2909 Telecopy: (202) 728-2910

Approximate date of commencement of proposed sale to public: At such time or times as may be determined by the selling stockholders after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒      File No. 333-142104

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, no par value	41,578,400(1)		$163,875(1)	$5.03

(1)
The shares included herein are being distributed to the stockholders of iVoice, Inc. No consideration will be received by iVoice, Inc. in consideration of such distribution. Consistent with Rule 457(f)(2), since there is no market for shares being distributed, the filing fee is based on the book value of the spun-off subsidiary’s assets.

(2)
In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form SB-2 (File No.333-142104), as amended, is registered hereby

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference of Certain Information

Thomas Pharmaceuticals, Ltd., a New Jersey corporation, is filing this registration statement with respect to the registration of an additional 41,578,400 shares of its Class A Common Stock (“Common Stock”), no par value per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the public offering of our Common Stock contemplated by the Registration Statement of Form SB-2 (File No. 333-142104), as amended (the “Prior Registration Statement”), which was originally filed by us with the Securities and Exchange Commission (the “Commission”) on April 13, 2007 and declared effective by the Commission on October 26, 2007. The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Item 27 Exhibits attached hereto and filed herewith.

Part II — Information Not Required In Prospectus

Item 27.   Exhibits.

5.1	Opinion of Meritz & Muenz, LLP.*
23.1	Consent of Bagell, Josephs, Levine & Company, LLC*
23.2	Consent of Meritz & Muenz, LLP (included in Exhibit 5.1)*

*Filed herewith

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on November 8, 2007.

THOMAS PHARMACEUTICALS, LTD.

By:	/s/ John E. Lucas
John E. Lucas
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Lucas	Chief Executive Officer,	November 8, 2007
John E. Lucas	Chief Financial Officer, Principal
Accounting Officer and Director

/s/ Frank V. Esser	Director	November 8, 2007
Frank V. Esser

/s/ Jerome R. Mahoney	Director	November 8, 2007
Jerome R. Mahoney